UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2007

iVOW, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16870 West Bernardo Drive, Suite 400, San Diego, California 92127
(Address of principal executive offices, with zip code)

(858) 674-6920
(Registrant’s telephone number, including area code)

11455 El Camino Real, Suite 140, San Diego, California 92130
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On February 28, 2007, iVOW, Inc. (the “Company”) informed Crdentia Corp. (“Crdentia”) that it has terminated the Interim Management Agreement entered into with Crdentia on September 20, 2006 (the “Agreement”) as the Company provided, on February 7, 2007, a written notice of default effective January 25, 2007 that has not been cured.  The Agreement provides that the Company may terminate in the event that Crdentia shall default in the performance of any material duty or obligation imposed upon it by the Agreement and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Crdentia by the Company.

The Interim Management Agreement was entered in connection with an Agreement and Plan of Merger, dated September 20, 2006 (the “Merger Agreement”), with Crdentia and iVOW Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Crdentia (“Merger Sub”), providing for the merger of Merger Sub with and into iVOW (the “Merger”), with iVOW surviving the Merger as a wholly-owned subsidiary of Crdentia.  On December 29, 2006, the Company and Crdentia executed Amendment No. 1 to the Merger Agreement that extends the Termination Date of the Merger Agreement to March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: March 9, 2007	By:	/s/ Richard M. Gomberg
Richard M. Gomberg
Vice President of Finance, Chief Financial Officer and Secretary (Principal financial and accounting officer)